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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                                January 23, 1998

                 SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)


      Florida                     000-21627                   06-1413994
(State of Incorporation)   (Commission File Number)       (IRS Employer Id. No.)


  27 Governor Street, Ridgefield, Connecticut                         06877
   (Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code   (203) 438-8144


________________________________________________________________________________
          (Former name or former address, if changes since last report)


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) had been subject to such filing requirements for the past 90 days.

                            Yes [ ]        No [X]

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 9, 1998, the Board of Directors (the "Board") of Safe Alternatives Corporation of America, Inc. ("SAC") unanimously voted not to renew the engagement of Ernst & Young LLP as independent auditors for SAC because of the significant financial cost which the Company would incur upon such engagement.

The reports of Ernst & Young LLP on SAC's consolidated financial statements for each of the two years in the period ended December 31, 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than the Company's continuing recurring operating losses and working capital deficiency, which conditions raise substantial doubts about the Company's ability to continue as a going concern. This condition is more fully described in Note 1 of the audited year- end financial statements.

In connection with SAC's two fiscal years ended December 31, 1996 and through the date of this filing, there were no disagreements ("Disagreements") as defined in Item 304 (a) (1) (iv) and the Instructions to Item 304 of Regulation S-K amended ("Regulation S-K"), between SAC and Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which Disagreements if not resolved to their satisfaction would have caused Ernst & Young LLP to make reference thereto in connection with their report.

In connection with SAC's two fiscal years ended December 31, 1996 and through the date of this filing, there were no reportable events ("Reportable Events") as defined in Item 304 (a) (1) (v) of Regulation S-K, except that Ernst & Young LLP advised SAC that the Company's financial statements at June 30, 1997 and for the three and six month period then ended required restatement as a result of the Company's discovery of a material overstatement of revenue for those periods, and that such overstatement was indicative of an inadequate system of internal control. The Company was in agreement with and is in the process of complying with Ernst & Young, LLP's advice. More details of this event is contained in the following section, Item 5 of this report.

Item 5. OTHER EVENTS

On November 18, 1997, SAC prepared and released the following statement which was carried on the PR Newswire.

     "Safe Alternatives Corporation of America, Inc. (SACA) is re-stating its 10Q for the period ending June 30, 1997 to reduce the amount stated for sales of its Natural Cool units from $305,448 to $13,121. Total sales for the three-month quarter ending June 30, 1997 are $35,630 as compared to $327,957 as originally reported. The overstatement of income was discovered after SACA terminated Clement Royer as President of its Natural Cool Division for cause. SACA has engaged local council in the State of Vermont who are proceeding with legal action against Mr. Royer for fraud and misrepresentation.

     After Mr. Royer's termination, SACA was able to secure the manufacturing rights from the original inventors of Natural Cool. Prior to Mr. Royer's termination SACA had only the marketing rights through Mr. Royer.

     SACA Board of Directors has appointed a committee to thoroughly investigate Mr. Royer's activities and has put into place additional internal controls to insure that this type of activity will be detected immediately and will not occur in the future."


The Company is in the process of restating its June 30, 1997 financial statements which were previously filed with the Securities and Exchange Commission on August 13, 1997.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibit

     16.1 Letter, dated January 23, 1998 from Ernst & Young LLP to the Securities and Exchange Commission


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      /s/ Richard J. Fricke
                                      ----------------------------------------
                                      Safe Alternatives Corporation of America

                                      By: Richard J. Fricke
                                          Secretary